QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23(b)

Consent of Independent Auditors

        We consent to the incorporation by reference in the Registration Statements (Form S-3/A No. 333-64178, Form S-4/A No. 333-66480, Form S-8 No. 333-46386, Form S-8 No. 333-46388 and Form S-8 No. 333-93911) of Magellan Health Services, Inc. of our report dated January 13, 2003, except for Notes 1 and 6 as to which the date is January 16, 2003, with respect to the consolidated financial statements and schedule of Magellan Health Services, Inc. included in this Form 10-K/A for the year ended September 30, 2002.

                      /s/ Ernst & Young LLP

Baltimore, Maryland
January 21, 2003

QuickLinks

  Exhibit 23(b)